EXHIBIT 16.1

March 4, 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, DC 20549

RE:  Clearview Acquisitions, Inc.

Ladies and Gentlemen:

We have read the statements of Clearview Acquisitions, Inc. pertaining to our Firm included under Item 4.01(a) of Form 8-K dated March 1, 2009  and agree with such statements as they pertain to our Firm.  We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,

/s/ WOLINETZ, LAFAZAN & COMPANY, CPA’S, P.C.

WOLINETZ, LAFAZAN & COMPANY, CPA’S, P.C.